UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2005

Learning Tree International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification No.)

6053 West Century Boulevard, Los Angeles, CA 90045

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 417-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 14, 2005, Learning Tree International USA, Inc., a wholly owned subsidiary of Learning Tree International, Inc. a Delaware corporation, entered into a facility lease agreement with John Hancock Life Insurance Company (U.S.A.) a wholly owned subsidiary of Manulife Financial Corporation. The facility lease is a ten year lease with the termination clause after five years with twelve months notice. The lease agreement includes twelve months free rent. The lease agreement is for the premises of 11,019 square feet located at Corporate Schaumburg Center, 1501 East Woodfield Road, Suite 105-North, Schaumburg, Illinois 60173, at the average annual rate of $18.06 per square foot, totaling an average annual rent payment of $199,003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: June 16, 2005	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht President